Exhibit 23.4

By Email:

Guardforce AI Co., Limited 10 Anson Road #28-01 International Plaza Singapore 079903

Our Reference RATP2/33583.50001

14 January 2025

Dear Sir or Madam,

RE: CONSENT OF WATSON FARLEY & WILLIAMS (THAILAND) LIMITED

We hereby consent to the reference to Watson Farley & Williams (Thailand) Limited under the captions “Legal Matters” in respect of the corporate structure of the Thai subsidiaries, and “Risk Factors - Risks Relating to our Corporate Structure” in the Registration Statement on Form F-3 of Guardforce AI Co., Limited, which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement on Form F-3.

In giving such consent, we do not thereby admit that we are “experts” or otherwise come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Watson Farley & Williams (Thailand) Limited

Watson Farley & Williams (Thailand) Limited